As filed with the Securities and Exchange Commission
                                         on August 21, 1998
                                Registration No. 333-_______________

_________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________

                                 SECURITIES AND EXCHANGE COMMISSION
                                       WASHINGTON, D.C.  20549
                                           _______________

                                              FORM S-8
                                       REGISTRATION STATEMENT
                                                UNDER
                                     THE SECURITIES ACT OF 1933
                                           _______________

                                     CHURCHILL DOWNS INCORPORATED
                       (Exact name of registrant as specified in its charter)

 Kentucky                                                                          61-0156015
(State or other jurisdiction                                                     (I.R.S. Employer
of incorporation or organization)                                                Identification No.)

                                         700 Central Avenue
                                     Louisville, Kentucky  40208

                              (Address of Principal Executive Offices)


                         CHURCHILL DOWNS INCORPORATED 1997 STOCK OPTION PLAN
                                      (Full title of the plan)

                                                                                   Copy to:
Thomas H. Meeker, President                                                     Robert A. Heath, Esq.
Churchill Downs Incorporated                                                    Wyatt, Tarrant & Combs
700 Central Avenue                                                              2800 Citizens Plaza
Louisville, Kentucky  40208                                                     Louisville, Kentucky 40202

                               (Name and address of agent for service)

                                           (502) 636-4400
                    (Telephone number, including area code, of agent for service)

                    Approximate date of commencement of proposed sale to public:
             From time to time after the effective date of this Registration Statement.

                                   CALCULATION OF REGISTRATION FEE
Title of                   Amount                     Proposed maximum          Proposed maximum          Amount of
securities                 to be                      offering price            aggregate offering        registration
to be registered           registered                 per share<F1>             price<F1>                 fee
Common Stock,              300,000<F2>                $30.75                    $9,225,000                $2,721.38
no par value and             shares
associated Preferred
Share Purchase
Rights<F3>

[FN]

<F1> Estimated solely for the purpose of computing the registration fee pursuant to Rule 457. The maximum offering price per share is based on the average of the high and low sale price of the Common Stock as reported by the Nasdaq Stock Market on August 18, 1998, pursuant to Rule 457(h)(1).

<F2> The  Registrant  also  registers  hereby   such  indeterminate  number  of
additional shares as may be required to cover antidilutive adjustments under the Churchill Downs Incorporated 1997 Stock Option Plan.

<F3> The Preferred  Share  Purchase  Rights, prior to the occurrence of certain events, are not evidenced separately from the Common Stock.

                                                       Exhibit index on page 8.

                              PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant hereby incorporates the following documents in this Registration Statement:

     A. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1997;

     B. The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     C. The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

     D.   The Registrant's Current Report on Form 8-K as filed on March 20,
1998;

     E. The Registrant's Current Report on Form 8-K as filed on April 28, 1998, as amended by the Registrant's Current Report on Form 8-K/A as filed on July 1, 1998, and as amended by the Registrant's Current Report on Form 8-K/A filed on July 10, 1998;

     F. The description of the Common Stock, no par value, of the Registrant contained in a registration statement on Form 10 filed under
Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description; and

     G. The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed March 20, 1998 pursuant to Section 12(g) of the 1934 Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article XI of the Registrant's Restated Articles of Incorporation limits the liability of directors of the Registrant pursuant to the Kentucky Business Corporation Act. Under this Article, directors generally will be personally liable to the Registrant or its shareholders for monetary damages only for transactions involving conflicts of interest or from which a director derives an improper personal benefit, intentional misconduct or violations of law, and unlawful distributions.

     The  Restated Bylaws of  the  Registrant  require  the  Registrant  to indemnify, and permit the advancement of expenses to, each director, officer, employee or agent of the Registrant, and his executors, administrators or heirs, who was or is made, or is threatened to be made a defendant or respondent to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of the Registrant for the costs of such Proceeding to the fullest extent expressly permitted or required by the statutes of the Commonwealth of Kentucky and all other applicable law.

     The Restated Bylaws of the Registrant further provide for indemnification and advancement of expenses to the aforementioned persons by action of the Board of Directors in such amounts, on such terms and conditions, and based upon such standards of conduct as the Board of Directors may deem to be in the best interests of the Registrant.

     The circumstances under which Kentucky law requires or permits a corporation to indemnify its directors, officers, employees and/or agents are set forth at KRS 271B.8-500, ET SEQ.

     Generally, under KRS 271B.8-500 ET SEQ., a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if:

     [1]  He conducted himself in good faith; and

     [2] He reasonably believed [a] in the case of conduct in his official capacity with the corporation that his conduct was in its best interests; and [b] in all other cases, that his conduct was at least not opposed to its best interests; and

     [3] In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

     A corporation may not indemnify a director:

     [1] in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

     [2] in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

     Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     In addition, the Registrant maintains directors' and officers' liability insurance covering certain liabilities which may be incurred by the directors and officers of the Registrant in connection with the performance of their duties.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.


ITEM 8. EXHIBITS.

     The exhibits listed on the Exhibit Index appearing on page 8 of this Registration Statement are hereby incorporated by reference.


ITEM 9. UNDERTAKINGS.

     1. The undersigned Registrant hereby undertakes:

     A. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          [1]   To  include  any prospectus required by Section 10(a)(3) of the Securities Act of 1993;

          [2] To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          [3] To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs 1.A[1] and 1.A[2] do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on August 19, 1998.


                              CHURCHILL DOWNS INCORPORATED


                              By /S/ THOMAS H.  MEEKER
                                Thomas H. Meeker, President and
                                Chief Executive Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas H. Meeker and Alexander M. Waldrop, and each of them, with the power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on the 19th day of August, 1998 in the capacities indicated:

SIGNATURE                     TITLE


/S/ THOMAS H. MEEKER          President, Chief Executive
Thomas H. Meeker              Officer (Principal Executive
                              Officer) and Director

/S/ VICKI L. BAUMGARDNER      Vice President, Finance and Treasurer
Vicki L. Baumgardner          (Principal Accounting Officer)

/S/ ROBERT L. DECKER          Senior Vice President, Finance and
Robert L. Decker              Development, and Chief Financial
                              Officer (Principal Financial Officer)

/S/ CHARLES W. BIDWILL, JR.
Charles W. Bidwill, Jr.       Director


William S. Farish             Director


/S/ J. DAVID GRISSOM
J. David Grissom              Director


/S/ SETH W. HANCOCK
Seth W. Hancock               Director


/S/ DANIEL P. HARRINGTON
Daniel P. Harrington          Director


/S/ G. WATTS HUMPHREY, JR.
G. Watts Humphrey, Jr.        Director


/S/ FRANK B. HOWER, JR.
Frank B. Hower, Jr.           Director


/S/ W. BRUCE LUNSFORD
W. Bruce Lunsford             Director


/S/ CARL F. POLLARD
Carl F. Pollard               Director


/S/ DENNIS D. SWANSON
Dennis D. Swanson             Director


/S/ DARRELL R. WELLS
Darrell R. Wells              Director


/S/ ARTHUR B. MODELL
Arthur B. Modell              Director

                         INDEX TO EXHIBITS

     Exhibit
     NUMBER                       DESCRIPTION OF EXHIBIT                      PAGE
4(a)                        Churchill  Downs  Incorporated   1997   Stock
                            Option  Plan  incorporated  by  reference  to
                            Exhibit  10(n)  of the Registrant's report on
                            Form 10-K for the  year  ended  December  31,
                            1997.

4(b)                        Amended   and   Restated   Articles   of  In-
                            corporation of the Registrant incorporated by
                            reference to Exhibit 3(e) of the Registrant's
                            report  on  Form  10-Q for the fiscal quarter
                            ended June 30, 1998.

4(c) Restated Bylaws of the Registrant as amended incorporated by reference to Exhibit 3(i) of the Registrant's report on Form 10-Q for the fiscal quarter ended June 30, 1998.

4(d) Specimen Stock Certificate incorporated by reference to Exhibit 4(d) to the Registrant's
                            Registration Statement  on Form S-8, File No.
                            33-85012.

4(e) Rights Agreement dated as of March 19, 1998 between the Registrant and Bank of Louisville incorporated by reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on March 20, 1998.

5                           Opinion  of  Wyatt, Tarrant & Combs as to the       9
                            legality of the Common Stock.

23(a)                       Consent of PricewaterhouseCoopers LLP.             11

23(b) Consent of Wyatt, Tarrant & Combs (included in Exhibit 5)

24                          Power of Attorney (included on signature page       6
                            of this Registration Statement).

                                       8


                                                       EXHIBIT 5






                [Wyatt, Tarrant & Combs Letterhead]




                          August 21, 1998



Board of Directors
Churchill Downs Incorporated
700 Central Avenue
Louisville, Kentucky 40208

Ladies and Gentlemen:

          We have acted as counsel to Churchill Downs Incorporated, a Kentucky corporation (the "Company"), in connection with the Registration
Statement  on  Form S-8 (the "Registration Statement") being filed  by  the
Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act") to register 300,000 shares of the Company's common stock (the "Shares"), to be issued pursuant to the Churchill Downs Incorporated 1997 Stock Option Plan (the "Plan").

          We  have  examined   and  are  familiar  with  the  Company,  its
organization and proceedings related  thereto.   We have also examined such
other  documents  and procedures as we have considered  necessary  for  the purpose of this opinion.

          We have assumed, for purposes of this opinion, that, to the extent options are granted under the Plan, the Shares will be validly authorized on the respective dates of exercise of any options under the Plan, and that, on the dates of exercise, the options will have been duly executed

                                       9


Board of Directors
Churchill Downs Incorporated
August 21, 1998
Page 2


and delivered and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

          Based upon the foregoing and subject to the qualifications hereinafter set forth, we are of the opinion that the Shares are duly authorized and, when issued and sold in accordance with the Registration
Statement, the prospectus delivered to participants in the Plan pursuant to the requirements of the Act, the pertinent provisions of any applicable state securities laws and the Plan, will be duly and validly issued, fully paid and nonassessable.

          We are members of the Bar of the Commonwealth of Kentucky and, accordingly, do not purport to be experts on or express any opinion herein concerning any law other than the laws of the Commonwealth of Kentucky and the federal law of the United States.

          Our opinion is directed to the Board of Directors of the Company and may not be relied upon by any persons other than said directors, recipients of the prospectus and participants in the Plan. We expressly disclaim any responsibility for advising you of any change hereafter occurring in circumstances touching or concerning the transaction which is the subject of this opinion, including any changes in the law or in factual matters occurring subsequent to the date of this opinion.

          We hereby consent to the filing of this opinion, or copies thereof, as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Sincerely,

                              WYATT, TARRANT & COMBS


                              /s/ Wyatt, Tarrant & Combs

                                       10



                                                    EXHIBIT 23(a)


                CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement on Form S-8 of our report dated March 7, 1998, except for Note 13, as to which the date is March 28, 1998, on our audits of the consolidated financial statements and consolidated financial statement schedule of Churchill Downs Incorporated as of December 31, 1997, 1996 and 1995 and for the years ended December 31, 1997, 1996 and 1995, which report is included in the Annual Report on Form 10-K of Churchill Downs Incorporated for the year ended December 31, 1997.

/s/  PricewaterhouseCoopers LLP
     Louisville, Kentucky
     August 19, 1998

                                       11

